Novelis Fiscal 2026 Annual Incentive Plan
1.Title and Administration. This annual incentive plan (the “2026 AIP”, “AIP”, or the “Plan”) will be administered by the Human Resources department of Novelis Inc. (together with its subsidiaries, the “Company”).
2.Performance Period and Payments. The performance period will commence on April 1, 2025 and end on March 31, 2026. Payments under the Plan will be made in a lump sum, minus required withholdings, during the first fiscal quarter following the end of the performance year, (but in no event later than the short-term deferral exemption date under Section 409A of the Internal Revenue Code). All achievement of the performance measures will be determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) after the end of the performance period.
3.Eligibility. Employees in job bands 7 and higher, as well as all employees working for the Corporate and Regional Headquarters offices, and all employees assigned to the Bay Minette Project Plan are eligible to participate in the Plan. An individual must be either employed in an eligible job band or position or transferred or hired into an eligible job band or position during the performance year to receive a payout under the Plan. Eligibility and payments for employees who begin employment with Novelis or transfer into an eligible position after the start of the performance period will be determined by the “Plan Rules Administration” document then in effect as maintained by the Company’s Human Resources department.
4.Target Opportunity. Each participant’s target opportunity will be determined by the Company’s Human Resources department or the Compensation Committee, as applicable.
5.Plan Design.
(a)Performance Measures. The following measures will determine payouts under the Plan. The final performance score will be rounded to the nearest whole percentage.
i.Employees in JB7 and higher have the following weightages:

Measure	Weighting	Performance Threshold	Payout at Threshold	Performance Target & Payout at Target	Performance Maximum	Payout at Maximum
Global Safety	10%		50%	100%		200%
Adjusted Operating EBITDA	50%	75%	40%	100%	115%	200%
Adjusted Operating Cash Flow	40%	75%	40%	100%	140%	200%

ii.Employees involved in the Bay Minette project have the following weightings based on their role:
•Steering Committee: provide strategic guidance, oversight, and decision-making support for the overall Bay Minette project.
•Operational Readiness Committee: provide strategic guidance, oversight, and decision-making support for the operational readiness of Bay Minette.
•Project Teams: accountable for execution and project deliverables on time, within budget, and to the specified quality standards.
oConstruction Project Team
oOperational Readiness Project Team

Metric	Weightage for Bay Minette Team*
	Steering Committee	Bay Minette Project Team - Construction	Bay Minette Project Team - Operational Readiness	Operational Readiness Steering Committee
Global Safety	10%	10%	10%	10%
Adjusted Operating EBITDA	70%	20%	20%	70%
Adjusted Operating Cash Flow
Bay Minette Project Milestones	20%	70%	70%	20%

	Metric	Weightage for Bay Minette Team*
		Steering Committee	Bay Minette Project Team - Construction	Bay Minette Project Team - Operational Readiness	Operational Readiness Steering Committee
	Global Safety	10%	10%	10%	10%
	Adjusted Operating EBITDA	39%	11%	11%	39%
	Adjusted Operating Cash Flow	31%	9%	9%	31%
Project Milestones	Earned Construction	10%	52.5%	17.5%	0%
	Employment Level Adherence	2%	3.5%	10.5%	4%
	Core Process Readiness	5%	8.75%	26.25%	10%
	Support Functions Schedule Plan	3%	5.25%	15.75%	6%
*Overall AIP Plan threshold for payout on any metric is 75% EBITDA
(b)    Performance Threshold. No payout will be made under the Plan unless Adjusted Operating EBITDA for the performance year is at least 75% of the target level Adjusted Operating EBITDA established by the Company (when determining 75% threshold of Adjusted Operating EBITDA, it will be rounded to the nearest single decimal point). Performance results between threshold level and maximum level are determined by means of interpolation.
(c)    Individual Performance Modifier. Individual performance serves as a modifier on each participant’s payout. The payout, as calculated by actual Company performance on the measures in the Plan, the participant’s salary and incentive target, will be multiplied by a factor linked to the participant’s individual performance rating to determine total payout.

Individual Performance Modifier per Novelis Performance Management System*	1-Inadequate Performance (IP)	2-Partially Delivered Performance (PDP)	3-Delivered Full Performance (DFP)	4-Outperformed (OP)	5-Significantly Outperformed (SP)
JB5+	0%	0-75%	95-105%	105-115%	115-125%
JB6-11B	0%	75%	100%	115%	130%
*Total annual payout will be capped at 170%, 190%, and 200% for employees rated 3-DFP, 4-OP, and 5-SP, respectively, and at 0% and 75% of target for employees rated 1-IP and 2-PDP, respectively. Individual Performance Modifier does not apply to employees designated as Hourly.

6.Separation from Employment, Transfer and Other Changes. Participants who terminate employment or transfer to an ineligible position during the performance year will be subject to the applicable terms set forth below. Any payments to former employees will be made at or near the same date payment is made to active employees under the Plan (but in no event later than the short-term deferral exemption date under Section 409A of the Internal Revenue Code) and will be based on the final approved Company performance score. Payments to participants who experience changes in salary, job band, or leave of absence during the performance year will be determined in accordance with the Plan Rules Administration document.

Termination Event	Treatment
Death, Disability or Retirement	Payout will be prorated based on the number of days of employment during the performance period.
Change in Control	Payout will be prorated based on the number of days of employment during the performance period.
Intercompany Transfers	Payout will be prorated based on the number of days of employment during the performance period.
Involuntary Termination – Without Cause (e.g., plant closure, sale of assets, position elimination)	Payout will be prorated based on the number of days of employment during the performance period.
Voluntary Termination	The participant will forfeit the entire payout, and no payout will be made.
Involuntary Termination – For Cause	The participant will forfeit the entire payout, and no payout will be made.

7.Definitions. The following terms will have the meaning ascribed to them below; provided, however that the Compensation Committee may approve the modification or interpretation of any definition in its sole discretion.

(a) Adjusted Operating EBITDA generally means “Adjusted EBITDA” as used in the Company’s Annual Report on the Form 10-K for the fiscal year ended March 31, 2026, reduced by (1) the impact from re-measuring to current exchange rates any monetary assets and liabilities which are denominated in a currency other than the functional currency of the reporting unit, net of realized and unrealized derivative instruments; and adjusted by (2) the impact on cost of working capital management activities to the extent caused by any excess or shortfall of Adjusted Operating Cash Flow described in paragraph 7(b) below, and (3) other adjustments as determined by the Compensation Committee.

(b)Adjusted Operating Cash Flow (OCF) generally means “Adjusted Free Cash Flow” as used in our Annual Report on the Form 10-K for the fiscal year ended March 31,

2026, before capital expenditures, working capital financing and other adjustments as determined by the Compensation Committee.

(c)Global Safety is based on the metric of Days Away from Work (“DAFW”), which is based on a standard OSHA calculation that attempts to roughly convert DAFW to a rough percentage (utilizing 200,000 hours in the numerator to approximate 100 person-years) so that a 1.0 DAFW would indicate 1 DAFW case per 100 person-years. In the case of a fatality at a Company location during the fiscal year ended March 31, 2026, select participants will receive no payout for the Global Safety measure.

(d)Retirement means a separation from the Company at 65 years of age or a combination of age and service greater than or equal to 65 with a minimum age of 55.

(e)Bay Minette Project Milestones
i.Earned Construction is based on the overall Bay Minette project construction progress curve as per the plan.

ii.Employment Level Adherence is based on the achievement of the planned number of active employees. “Active employee” is defined as a candidate who has accepted the offer and has been actively employed for 30 days by February 28, 2026.

iii.Core Process Readiness is based on the completion of scheduled deliverables as per the plan. The Subject Matter Expert will be responsible for determining completion through the gate review process. The Steering Committee has the authority to modify the number of deliverables.

iv.Supporting Functions Schedule Plan is based on the achievement of the scheduled plans for IT, Finance, Procurement, Metal Procurement and Supply Chain.

(f)Change in Control means the first to occur of any of the following events:
i.A change in the ownership of the Company which occurs on the date that any one person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (i) the acquisition of additional stock by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control and (ii) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

ii.The consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) fifty percent (50%) or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, fifty percent (50%) or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person any securities acquired directly from the Company and/or its affiliates and subsidiaries other than in connection with the acquisition by the Company and/or its affiliates and subsidiaries of a business) representing fifty percent (50%) or more of either the then- outstanding shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control;

iii.A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

iv.A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (d), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

(i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or
(D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (d)(ii)(C). For purposes of this subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company.

Notwithstanding the foregoing, with respect to any payment or benefit that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, an event described in subsection (a), (b), (c) or (d) above shall not be deemed a Change in Control under the Plan to the extent the impact of a Change in Control on such payment or benefit would subject a Participant to additional taxes under Section 409A unless such event qualifies as a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.

Further and for the avoidance of doubt, an event will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation or organization; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.

8.Interpretation. The Company will interpret and construe the terms and conditions of the plan in its sole discretion, including but not limited to all decisions regarding eligibility for, and the amount of benefits payable under, the Plan. The Company also reserves the right to amend or modify this Plan at any time.
9.No Right to Continued Service. Nothing in the Plan confers upon any participant the right to continued employment or service with the Company or otherwise interfere with or restrict the right of The Company or any affiliate to terminate the participant’s employment or service for any reason.